    As filed with the Securities and Exchange Commission on October 7, 1999
                                                     Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              INFOCURE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                                          7372                                          58-2271614
(State or other Jurisdiction of                (Primary Standard Industrial                   (I.R.S. Employer Identification
 Incorporation or Organization)                 Classification Code Number)                                Number)

                          1765 The Exchange, Suite 500
                             Atlanta, Georgia 30339
                                 (770) 221-9990
   (Address, Including Zip Code and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                JAMES A. COCHRAN
                         Senior Vice President--Finance
                          and Chief Financial Officer
                          1765 The Exchange, Suite 500
                             Atlanta, Georgia 30339
                           Telephone: (770) 221-9990
          (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                                   Copies to:

                            Oby T. Brewer III, Esq.
                            Lauren Z. Burnham, Esq.
                        MORRIS, MANNING & MARTIN, L.L.P.
                         1600 Atlanta Financial Center
                           3343 Peachtree Road, N.E.
                             Atlanta, Georgia 30326
                           Telephone: (404) 233-7000
                           Facsimile: (404) 365-9532

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement until
             , 20   or until such earlier time that all of the shares registered
--------- ---    --
hereunder have been sold.

     If the only securities being registered in this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                  Amount to be            Proposed Maximum            Amount of
     Title of Each Class of Securities Registered                Registered (1)          Offering Price (2)        Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value ................................    512,865 Shares              $9,231,570                $2,566.38
====================================================================================================================================

(1) The shares of common stock set forth in the Calculation of Registration Fee Table, and which may be offered pursuant to this Registration Statement, includes, pursuant to Rule 416 of the Securities Act of 1933, as amended, such additional number of shares of the Registrant's common stock that may become issuable as a result of any stock splits, stock dividends or similar event.
(2) Estimated solely for the purpose of computing the amount of the registration fee, based on the average of the high and low prices for the Company's common stock as reported on the Nasdaq Stock Market on September 29, 1999 in accordance with Rule 457 under the Securities Act of 1933.

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                 512,865 Shares

                              InfoCure Corporation

                                  Common Stock

     These shares of common stock are being offered by the selling stockholders identified in this prospectus. InfoCure Corporation issued the shares to the selling stockholders in connection with acquisitions. See "Issuance of Common Stock to Selling Stockholders." The selling stockholders may sell these shares from time to time on the over-the-counter market in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." InfoCure will not receive any portion of the proceeds from the sale of these shares. Each of the selling stockholders may be deemed to be an "Underwriter," as that term is defined in the Securities Act of 1933, as amended. InfoCure Corporation's common stock is traded on the Nasdaq Stock Market under the symbol "INCX."

     Investing in the common stock involves certain risks. See "Risk Factors" beginning on page 1.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

             The date of this prospectus is _______________, 1999

                               TABLE OF CONTENTS

Incorporation of Certain Documents by Reference.......................   i
Where You Can Find More Information...................................  ii
InfoCure Summary......................................................   1
Risk Factors..........................................................   1
Forward Looking Statements............................................   3
Use of Proceeds.......................................................   4
InfoCure Background...................................................   4
Issuance of Common Stock to Selling Stockholders......................   5
Plan of Distribution..................................................   5
Selling Stockholders..................................................   7
Legal Matters.........................................................   8
Experts...............................................................   8

     InfoCure has not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This prospectus is part of a registration statement on Form S-3 that InfoCure filed with the Securities and Exchange Commission. This prospectus does not contain all the information in that registration statement. For further information with respect to InfoCure and the securities offered by this prospectus, you should review the registration statement. You can obtain the registration statement from the SEC and the Nasdaq Stock Market at the public reference facilities we refer to below.

     The SEC allows InfoCure to "incorporate by reference" information into this prospectus. This means that InfoCure may refer you to important information about InfoCure provided in other documents on file with the SEC. The information incorporated by reference is considered to be part of this prospectus, unless that information has been updated in this prospectus. In addition, InfoCure may, from time to time, update information contained in this prospectus or in another document that is incorporated by reference. Whenever InfoCure files a document with the SEC that updates information in this prospectus or in any other document incorporated by reference, the new information will be considered to replace the old information. Any statement in this document that is subsequently updated will no longer be considered a part of this prospectus.

     The following documents are incorporated by reference into this prospectus:

                              Filing                                                                           Period
                              ------                                                                           ------
Annual Report on Form 10-KSB.................................................................   Year Ended December 31, 1998
Current Report on Form 8-K (relating to the RADMAN acquisition)..............................   Dated January 6, 1999
Registration Statement on Form 8-A (with respect to the description of the
  common stock contained therein)............................................................   Filed on January 28, 1999
Current Report on Form 8-K (relating to the OMSystems merger)................................   Dated February 9, 1999
Registration Statement on Form S-3 (with respect to a public offering of an aggregate of
  3,759,000 common shares)....................................................................  Declared effective on April 21, 1999
Quarterly Report on Form 10-Q.................................................................  Quarter Ended March 31, 1999
Quarterly Report on Form 10-Q.................................................................  Quarter Ended June 30, 1999
Current Report on Form 8-K (containing Supplemental Financial Statements)....................   Dated September 24, 1999

     All documents filed by InfoCure pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the registration statement containing this prospectus are also incorporated by reference into this prospectus as of the date such documents are filed with the SEC.

     On request, InfoCure will provide, at no cost to each person who receives a copy of this prospectus, a copy of any or all of the documents incorporated by reference into this prospectus. InfoCure will not provide exhibits to any of such documents, however, unless such exhibits are specifically incorporated by reference into this prospectus. Written or telephonic requests for such copies should be addressed to InfoCure's principal executive offices, attention: Sue Griffen, 1765 The Exchange, Suite 500, Atlanta, Georgia 30339, telephone number
(770) 221-9990.

                      WHERE YOU CAN FIND MORE INFORMATION

     InfoCure files reports, proxy statements and other information with the SEC. InfoCure has filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, to register the offering of the shares of common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement. Prospective investors may read and copy the registration statement and its exhibits and schedules without charge at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Prospective investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, InfoCure is required to file electronic versions of these documents with the SEC through the SEC's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. The SEC maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

                                INFOCURE SUMMARY

     This summary highlights information contained elsewhere in this prospectus. It is not complete and may not contain all of the information that you should consider before investing in our common stock.

     We are a leading national provider of healthcare practice management software products and services in targeted specialty markets. Our wide range of practice management software automates the administrative, financial and clinical information management functions for doctors, dentists and other healthcare practitioners. We also provide our customers with ongoing maintenance and support, training, electronic data interchange services and electronic commerce services. These products and services are designed to increase the quality and reduce the cost of providing care by enabling physicians to manage their practices more efficiently. As of September 15, 1999, approximately 13,000 customer sites had installed InfoCure systems. These sites represent approximately 75,000 healthcare providers, and we have systems installed in all 50 states. Our goal is to become the leading provider of practice management systems to targeted healthcare practice specialties, including:

      . anesthesiology       . oral and maxillofacial surgery   . podiatry
      . dermatology          . orthodontics                     . radiology
      . emergency medicine   . pathology

     Our principal offices are located at 1765 The Exchange, Suite 500, Atlanta, Georgia 30339, and our telephone number is (770) 221-9990.


                                  RISK FACTORS

     You should carefully consider the following factors and other information in this prospectus before deciding to purchase shares of our common stock.


Failure to Successfully Integrate Acquisitions and Reduce Our Operating Expenses Could Adversely Affect Our Future Financial Results

     The successful integration of the businesses we acquire is critical to our future success. Integrating the management and operations of the businesses we acquire is time consuming, and we cannot guarantee that we will achieve any of the anticipated synergies and other benefits expected to be realized from the acquisitions, including those reflected in our unaudited pro forma combined financial data. We may face any one or more of the following difficulties:

      . difficulty integrating the financial, operational and administrative functions of acquired businesses;
      . difficulty integrating the products of acquired businesses;
      . delays in realizing the benefits of our strategies for an acquired business;
      . diversion of management's attention from our existing operations;
      . difficulty operating in markets in which we have little prior experience;
      . inability to retain key employees necessary to continue the operations of the acquired businesses; or
      . acquiring businesses with unknown liabilities, problems related to the year 2000, software bugs or adverse litigation and claims.

     Any failure to successfully integrate our acquisitions and reduce their operating expenses could have a material adverse effect on our future financial results and could negatively impact our ability to acquire other businesses or otherwise execute our business strategy.


We May Face Claims Related to Year 2000 Problems With Our Products Which May Result in Significant Costs and Uncertainties

     Many installed computer systems and software products are designed to accept and process year codes with only two digits in their date fields. These systems and products may not operate properly when required to distinguish dates occurring on or after January 1, 2000 from dates in the 1900's. If our software products are not able to make this distinction, our customers may make claims against us which may result in significant costs and uncertainty.

     We believe we have identified most of our year 2000 readiness issues. We have concluded tests for substantially all of our products that we will continue to sell or support. We have determined that a majority of these products are ready for the year 2000. With respect to the rest of the products that we will continue to sell or support, we believe that we can modify these products so that they will be ready for the year 2000 by October 31, 1999, but we cannot guarantee that they will be. We could experience delays or failures in developing or implementing the required modifications. For older products that we no longer sell or support, we have attempted to notify all known users of these products that these products generally are not ready for the year 2000 and that we have no plans to make them ready for the year 2000. We cannot guarantee that we will be able to contact all such users.

     As part of our effort to make our products ready for the year 2000 and to help our customers make their systems that use our products ready for the year 2000, we have offered our customers various alternative forms of products and assistance, including year 2000 information and diagnostic tools, software patches, product upgrades and replacement products. We cannot guarantee that these tools, patches, upgrades or replacement products will solve all material year 2000 problems with our products or our customers' systems. In addition, we cannot guarantee that claims will not be brought against us alleging that we harmed customers by failing to provide all of the information, tools, patches, upgrades or replacement products required to solve all material year 2000 readiness problems.


We May Have Difficulties Managing Our Growth and Hiring Qualified Employees

     Our growth places a significant strain on our management and operations. Our future growth will depend, in part, on our ability to implement and expand financial control systems, train and manage our employee base and provide support and services to an increasing customer base. Key personnel have recently joined InfoCure, and none of our officers has had significant experience in managing a large, public company. Our success is dependent to a significant degree on our ability to hire, retain and motivate sales, marketing and technical employees. We believe that there is a shortage of, and significant competition for, personnel with the advanced technological, managerial and marketing skills necessary in our business. Our ability to implement our growth strategy could be adversely affected by an inability to hire and maintain additional qualified personnel.


Our Growth May Be Limited by Difficulties Implementing Our Acquisition Strategy

     We intend to pursue acquisitions of businesses, product lines and technologies that are complementary to our business. Our ability to grow through acquisitions will be limited by:

      . lack of suitable acquisition candidates at acceptable acquisition prices;
      . lack of capital to complete acquisitions; and . a material decline in the market value of our common stock; or . increased competition for acquisition candidates.

     Any one of these risks could limit our growth and have a material adverse effect on our business.


We Expect to Need Additional Capital for Acquisitions and We Cannot Guarantee That This Capital Will Be Available to Us

     We expect to finance future acquisitions, if any, through cash from operations, our credit facility or other indebtedness, issuances of common stock or other securities, or any combination of these sources. We cannot guarantee that capital will be available on terms acceptable to us, or at all.


Our Success Depends on Our Key Executives and the Loss of Any of Our Executives Could Adversely Affect Our Future Results

     Our business depends on the continued efforts of our Chief Executive Officer, Frederick L. Fine, and our Executive Vice President, James K. Price. If either of these persons becomes unable or unwilling to continue his role with us, or if we are unable to attract or retain other qualified employees, future results could be adversely impacted. Although we have entered into employment agreements with Messrs. Fine and Price and other key executives, we cannot guarantee that any individual will continue in his present capacity with us for any particular period of time.

The Consolidation of the Healthcare Industry Could Adversely Affect Our Future Results

     Many healthcare providers are consolidating into larger practice groups with greater market presence. As a result, these providers have greater bargaining power which may lead to declining prices for our products. This could have an adverse effect on our future results. In addition, the consolidation of smaller practice groups may require the resulting larger group to unify its practice management systems. We believe that once a healthcare provider has chosen a particular practice management systems vendor, it will rely on that vendor for its future practice management systems requirements. Thus, the vendor with the broadest market share will have a competitive advantage as consolidation continues. An inability to make initial sales of practice management systems to healthcare providers prior to consolidation or to maintain our existing customer base subsequent to consolidation may have a material adverse effect on future results.

                           FORWARD-LOOKING STATEMENTS

     Some of the statements contained in this prospectus contain forward-looking information. These statements are found in the sections entitled "Prospectus Summary" and "Risk Factors." They include statements concerning:

      . our growth and operating strategy; and . trends in our industry and in healthcare generally.

     You can identify these statements by forward-looking words such as "expect," "believe," "goal," "plan," "intend," "estimate," "may" and "will" or similar words. You should be aware that those statements are subject to known and unknown risks, uncertainties and other factors, including those discussed in the section entitled "Risk Factors," that could cause the actual results to differ materially from those suggested by the forward-looking statements.

                                USE OF PROCEEDS

     The proceeds from the sale of the common stock offered pursuant to this prospectus are solely for the account of the selling stockholders identified herein. Accordingly, InfoCure will not receive any proceeds from the sale of the shares from the selling stockholders.


                              INFOCURE BACKGROUND

Background

     InfoCure was incorporated in Delaware in November 1996. Prior to July 10, 1997, InfoCure conducted no significant operations and generated no revenue. InfoCure organized its business by combining the operations of six companies acquired on July 10, 1997. On July 10, 1997, InfoCure also completed its initial public offering of 2.8 million shares of common stock at a price to the public of $2.75 per share, resulting in net proceeds to InfoCure of approximately $6.0 million. On April 27, 1999, InfoCure completed an underwritten public offering of 6.0 million shares of common stock at a price to the public of $13.00 per share, resulting in net proceeds to InfoCure of approximately $73.3 million. On August 19, 1999, InfoCure effected a two-for-one stock split in the form of a stock dividend to holders of its common stock of record on August 5, 1999. Unless otherwise stated, all share and per share information in this prospectus reflects the stock split.

Acquisitions

     Since July 10, 1997, InfoCure has acquired the following 16 companies:

                                                                           Effective                  Type of
             Name of Acquired Company                                         Date                  Acquisition
             ------------------------                                      ----------              --------------
SoftEasy Software, Inc......................................               09/30/1997              Stock Purchase
Commercial Computers, Inc...................................               10/01/1997              Asset Purchase
Professional On-Line Computer, Inc..........................               10/01/1997              Asset Purchase
Pace Financial Corporation..................................               11/01/1997              Stock Purchase
OPMS, the orthodontic business unit of Halis
  Services, Inc.............................................               12/01/1997              Asset Purchase
Medical Software Integrators, Inc...........................               01/01/1998              Stock Purchase
Micro-Software Designs, Inc.................................               01/01/1998              Asset Purchase
The Healthcare Systems Division of The Reynolds and
  Reynolds Company..........................................               10/23/1998              Asset Purchase
Radiology Management Systems, Inc. (RADMAN).................               12/23/1998              Merger
Macon Systems Management, LLC...............................               02/12/1999              Merger
OMSystems, Inc..............................................               02/18/1999              Merger
Phynet Corporation..........................................               04/30/1999              Asset Purchase
Strategicare, Inc., and its wholly owned subsidiary
  Disc Computer Systems, Inc................................               05/31/1999              Stock Purchase
Ardsley M.I.S., Inc, d/b/a Glentec Business Computers, Inc..               08/17/1999              Merger
Medfax Corporation..........................................               08/30/1999              Merger
Scientific Data Management, Inc.............................               08/31/1999              Merger

In addition, InfoCure has signed an agreement to merge with Datamedic Holding Corp. in a transaction that is expected to close on or about November 15, 1999.

               ISSUANCE OF COMMON STOCK TO SELLING STOCKHOLDERS

     The selling stockholders received their shares of common stock in transactions with InfoCure as follows:

     . 280,243 shares of common stock offered hereby were issued in connection with the merger with Scientific Data Management, Inc. on August 31, 1999; and;

     . 372,744 shares of common stock offered hereby were issued upon the conversion of a convertible note on September 29, 1999 issued in connection with the acquisition of The Healthcare Systems Division of the Reynolds and Reynolds Company on October 23, 1998.

                             PLAN OF DISTRIBUTION

     Shares of common stock covered hereby may be offered and sold from time to time by the selling stockholders or their pledgees, donees, transferees, and other successors in interest. The selling stockholders will act independently of InfoCure in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares offered hereby in the following ways:

     . on the Nasdaq Stock Market, the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price; or

     . in private sales at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale.

     The selling stockholders and any underwriter, dealer or agent who participate in the distribution of such shares may be deemed to be "underwriters" under the Securities Act, and any discount, commission or concession received by such persons might be deemed to be an underwriting discount or commission under the Securities Act. InfoCure has agreed to indemnify the selling stockholders against certain liabilities arising under the Securities Act.

     Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholders (and, if acting as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the selling stockholders. Broker-dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the- counter market, in negotiated transactions or by a combination of such methods of sale or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

     InfoCure has advised the selling stockholders that the anti-manipulation rules under the Securities Exchange Act of 1934, as amended, may apply to sales of their shares in the market and to the activities of the selling stockholders and their affiliates. The selling stockholders have advised InfoCure that during such time as the selling stockholders may be engaged in the attempt to sell shares registered hereunder, they will:

     . not engage in any stabilization activity in connection with any of InfoCure's securities;

     . not bid for or purchase any of InfoCure's securities or any rights to acquire InfoCure's securities, or attempt to induce any person to purchase any of InfoCure's securities or rights to acquire InfoCure's securities other than as permitted under the Exchange Act;

     . not effect any sale or distribution of their shares until after the prospectus shall have been appropriately amended or supplemented, if required, to set forth the terms thereof; and

     . effect all sales of shares in broker's transactions through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transaction where no broker or other third party (other than the purchaser) is involved.

     The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of their shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealers purchase shares as principal.

     In order to comply with the securities laws of certain states, if applicable, InfoCure's common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the common stock may not be sold unless such shares have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     InfoCure has agreed to use its best efforts to maintain the effectiveness of this registration statement with respect to the shares of common stock offered hereunder by the selling stockholders until the earlier of the sale of such shares or the first anniversary of the date of this prospectus. No sales may be made pursuant to this prospectus after such date unless InfoCure amends or supplements this prospectus to indicate that it has agreed to extend such period of effectiveness. There can be no assurance that the selling stockholders will sell all or any of the shares of common stock offered hereunder.

                             SELLING STOCKHOLDERS

     All of the shares of common stock registered for sale pursuant to this prospectus will be owned immediately after registration by the selling stockholders. None of the selling stockholders is a director or executive officer of InfoCure. Certain selling stockholders may be non-officer employees of InfoCure. The following table sets forth certain information known to InfoCure with respect to beneficial ownership of InfoCure's common stock as of August 31, 1999 by each selling stockholder. The following table assumes that the selling stockholders sell all of the shares. Since each selling stockholder may choose not to sell his or her shares, InfoCure is unable to state the exact number of shares that actually will be sold.

     Information with respect to "beneficial ownership" shown below is based on information supplied by the respective beneficial owner or by other stockholders as well as filings made with the SEC or furnished to InfoCure. For purposes of calculating the percentage beneficially owned, the shares of common stock deemed outstanding include:

     . 28,518,678 shares outstanding as of September 15, 1999; and

     . shares issuable by InfoCure pursuant to options, warrants and convertible securities held by the respective person which may be exercised or converted within 60 days following the date of this prospectus ("Presently Exercisable Options").

The shares outstanding exclude 95,000 shares that are issuable upon the attainment of vesting goals applicable to restricted stock awards.

     Presently Exercisable Options are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise specified, the mailing address of each beneficial owner is c/o InfoCure Corporation, 1765 The Exchange, Suite 500, Atlanta, Georgia 30339.

                                                                                Common
                                                      Common Stock             Stock to
                                                   Beneficially Owned          be Sold               Common Stock
                                                      Prior to the              in the            Beneficially Owned
                                                        Offering               Offering           After the  Offering
                                                 ----------------------        --------          ---------------------
Name and Address of Beneficial Owner             Shares      Percentage         Shares           Shares     Percentage
------------------------------------             -------     ----------        --------          -------    ----------
Memminger, Joseph J............................  280,243        1.0%            140,121           140,122        *

Reynolds & Reynolds Holdings, Inc.               372,744        1.3%            372,744                 -        -
                                                                                -------
       Total...................................                                 512,865
                                                                                =======

-----------------------
*  Less than one percent.

                                 LEGAL MATTERS

     The validity of the issuance of the shares of the common stock offered hereby will be passed upon for InfoCure and the Selling Stockholders by Morris, Manning & Martin, L.L.P., Atlanta, Georgia. Employees of Morris, Manning & Martin, L.L.P. own an aggregate 121,100 shares of InfoCure's common stock.


                                    EXPERTS

     The consolidated financial statements of InfoCure Corporation and its subsidiaries, and OMSystems, Inc. incorporated by reference in this prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods as set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

     The financial statements of The Healthcare Systems Division of The Reynolds and Reynolds Company incorporated by reference in this prospectus from InfoCure Corporation's Registration Statement on Form S-3 (with respect to a public offering of 3,759,000 common shares), effective April 21, 1999, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, have been so incorporated and in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

Item 14. Other Expenses of Issuance and Distribution

     Securities and Exchange Commission registration fee..  $ 2,566
     Accountants' fees and expenses.......................    8,000
     Legal fees and expenses..............................   10,000
     Miscellaneous........................................    5,000
                                                            -------
       Total Expenses.....................................  $25,566

     All fees other than the SEC registration fee are estimated. None of the expenses of the issuance and distribution of the common stock being offered will be borne by the selling stockholders.


Item 15. Indemnification of Directors and Officers

     InfoCure's Bylaws effectively provide that InfoCure shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 145"), indemnify all persons whom it may indemnify pursuant thereto. In addition, InfoCure's Certificate of Incorporation eliminates personal liability of its directors to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 102(b)(7)").

     Section 145 permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit, or proceeding brought by a third party of such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Section 102(b)(7) provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derived an improper benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Item 16. Exhibits

  Exhibit
  Number     Description
  ------     -----------

   3.1 Amended Certificate of Incorporation of InfoCure (incorporated by reference to Exhibit 4.1 filed with InfoCure's Registration Statement on Form S-8) (Registration No. 333-74773).

   3.2 Amended and Restated Bylaws of InfoCure (incorporated by reference to Exhibit of the same number filed with InfoCure's Registration Statement on Form S-3) (Registration No. 333-71109).

   4.1 See Exhibits 3.1 and 3.2 for provisions of the Amended Certificate of Incorporation and Bylaws of InfoCure defining rights of the holders of common stock of InfoCure.

   4.2 Specimen Certificate of shares of common stock (incorporated by reference to Exhibit of the same number filed with InfoCure's Registration Statement on Form SB-2) (Registration No. 333-18923).

   5.1 Opinion of Morris, Manning & Martin, L.L.P., counsel to InfoCure, as to legality of the shares being registered.

  23.1       Consent of BDO Seidman, LLP

  23.2       Consent of Deloitte & Touche, LLP

  23.3       Consent of Morris, Manning & Martin, L.L.P. (included in Exhibit
             5.1)

  24.1       Powers of Attorney (included on signature page)


Item 17. Undertakings

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrant hereby undertakes that:

         (i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (ii) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 6th day of October, 1999.

                                       INFOCURE CORPORATION

                                       /s/ Frederick L. Fine
                                       ---------------------
                                       By: Frederick L. Fine
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frederick L. Fine, Richard E. Perlman and James
K. Price, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                                          Title                                Date
------------------------------------------  ----------------------------------------------------  -----------------

/s/  Frederick L. Fine                      President, Chief Executive                            October 6, 1999
------------------------------------------  Officer and Director
Frederick L. Fine                           (Principal Executive Officer)

/s/  James K. Price                         Executive Vice President,                             October 6, 1999
------------------------------------------  Secretary and Director
James K. Price

/s/  Richard E. Perlman                     Chairman, Treasurer and                               October 6, 1999
------------------------------------------  Director
Richard E. Perlman

/s/  James A. Cochran                       Senior Vice President--Finance                        October 6, 1999
------------------------------------------  and Chief Financial Officer
James A. Cochran                            (Principal Financial Officer)

/s/  Michael E. Warren                      Vice President and Director                           October 6, 1999
------------------------------------------
Michael E. Warren

/s/  Gary W. Plumer                         Vice President--Finance, Assistant Secretary          October 6, 1999
------------------------------------------  and Assistant Treasurer
Gary W. Plumer                              (Principal Accounting Officer)

/s/  James D. Elliot                        Director                                              October 6, 1999
------------------------------------------
James D. Elliot

/s/  Raymond H. Welsh                       Director                                              October 6, 1999
------------------------------------------
Raymond H. Welsh